Exhibit 10.1

INVO Centers, LLC

5582 Broadcast Court, Sarasota, Florida 342240

July 31, 2023

Wisconsin Fertility and Reproductive Surgery Associates, S.C. d/b/a Wisconsin Fertility Institute 3146 Deming Way Middleton, WI 53562 Attention: Elizabeth Pritts MD	Fertility Labs of Wisconsin LLC 3146 Deming Way Middleton, WI 53562 Attention: Elizabeth Pritts MD
Wael Abdel Megid PhD
Elizabeth Pritts Revocable Living Trust 3146 Deming Way Middleton, WI 53562	IVF Science, LLC 9602 Blue Heron Drive Middleton, WI 53562

RE: Extension of Closing- Asset Purchase and Membership Interest Purchase Agreements

Dr. Pritts, Dr. Megid:

This letter outlines key changes to our Asset Purchase and Membership Interest Purchase Agreements, each dated March 16, 2023 and as extended by the related Closing Agreements, each dated July 7, 2023, each agreed to on the terms below as evidenced by our respective signatures (above and below):

1.	Each Agreement’s Closing Date is hereby extended to August 10, 2023.
2.	Under the Asset Purchase Agreement, INVO Bioscience, Inc. will assume the inter-company loan owed by Wisconsin Fertility and Reproductive Surgery Associates, S.C., for $268,054.32.
3.	The Sellers under each Agreement will retain accounts receivable earned prior to the Closing Date of each Agreement and the Management Services Agreement, and the parties may revise the Agreements if necessary prior to the Closing Date solely to effect the foregoing.
4.	INVO Bioscience, Inc. acknowledges and agrees that pursuant to the current terms of the Management Services Agreement and Employee Leasing Agreement, the payroll and benefits of all employees will be paid prior to any payments remitted to INVO Bioscience, Inc.

Separately, INVO Bioscience, Inc. agrees to amend Dr. Megid’s Employment Agreement to provide for an additional $300,000 in compensation (total) over the next three years.

Very truly yours,

Wood Violet Fertility, LLC

/s/ Steve Shum
By:	Steve Shum, President

Agreed and Accepted:

/s/ Elizabeth Pritts MD
Elizabeth Pritts, MD, individually and on behalf of
Wisconsin Fertility and Reproductive Surgery Associates, S.C.,
Fertility Labs of Wisconsin LLC and
The Elizabeth Pritts Revocable Living Trust

/s/ Wael Megid
Wael Megid, individually and on behalf of
IVF Science LLC